Exhibit 10(xxiii)
-----------------

                               SIXTH AMENDMENT OF
                           MONROE BANCORP THRIFT PLAN
       (As Amended and Restated Generally Effective as of January 1, 2001)


WHEREAS, Monroe Bancorp (the "Corporation") maintains the Monroe Bancorp Thrift Plan (As Amended and Restated Generally Effective as of January 1, 2001) (the "Plan"); and

WHEREAS, the Internal Revenue Service has published final regulations related to cash or deferred arrangements under Section 401(k) of the Internal Revenue Code (the "Code") and matching contributions under Code Section 401(m) which are effective for plan years beginning on or after January 1, 2006; and

WHEREAS, the amendments made to the Code by the Pension Protection Act of 2006 (the "Act") require a change to the vesting schedule under the Plan effective as of January 1, 2007 with respect to participants who complete an hour of service on or after January 1, 2007; and

WHEREAS, the Corporation has determined that the Plan should be amended to (i) comply with the final regulations in order to maintain the qualified status of the Plan, and (ii) comply with the vesting provisions of the Code as modified by the Act effective as of January 1, 2007; and

WHEREAS, pursuant to the authority contained in Section 9.1 of the Plan, the Corporation has reserved the right to amend the Plan by action of its Board of Directors;

NOW, THEREFORE, pursuant to the power reserved to the Corporation under Section
9.1 of the Plan and delegated to the undersigned individuals, the Plan is hereby amended, effective as of January 1, 2006, unless otherwise specified, in the following particulars:

     1.   By changing the reference to "Section B-3" in the last sentence of
          Section 4.1 to refer to "Section B-2" and adding the phrase "or B-3, if applicable" to the end of that sentence.

     2.   By substituting the following for the first sentence of Section 4.2:

     "Subject to the conditions and limitations of this Article IV, Article V and Supplement B, as of each December 31st Accounting Date an Employer will contribute to the Trustee an amount designated as a `Matching Contribution' equal to 100% of the sum of each Participant's Compensation Deferral Contributions and Catch-Up Contributions up to 3% of the Participant's Total Compensation plus 50% of the sum of each Participant's Compensation Deferral Contributions which exceed 3% of the Participant's Total Compensation but which do not exceed 5% of the Participant's Total Compensation."

     3.   By substituting the following for the second sentence of Section 5.5:

     "The amount to be credited to each such Participant's Matching Contribution Account will be 100% of the sum of the Participant's Compensation Deferral Contributions and Catch-Up Contributions up to 3% of the Participant's Total Compensation plus 50% of the sum of the Participant's Compensation Deferral Contributions and Catch-Up Contributions which exceed 3% of the Participant's Total Compensation but which do not exceed 5% of the Participant's Total Compensation."

     4. By substituting the following for the first paragraph of Section 6.3, effective January 1, 2007:

     "If a Participant's employment with all of the Affiliates terminates prior to his satisfying the requirements of Section 6.1 and for a reason other than his death, the Participant will be entitled to receive the entire amount in his Compensation Deferral Contribution Account, his Matching Contribution Account, his ESOP Transfer Account and his Rollover Account distributable in accordance with this Article VI. The Participant will also be entitled to receive the `Vested Percentage' of his Profit Sharing Contribution Account distributable in accordance with this Article VI. The Vested Percentage of the Profit Sharing Contribution Account of a Participant who does not complete one Hour of Service on or after January 1, 2007 will be determined in accordance with the following schedule based on his Years of Service (as defined below) at his termination date:

                                            Vested           Forfeited
                  Years of Service        Percentage         Percentage
                  ----------------        ----------         ----------
                  Less than 5                 0%                100%
                  5 or more                  100%                0%

     The Vested Percentage of the Profit Sharing Contribution Account of a Participant who completes an Hour of Service on or after January 1, 2007 will be determined in accordance with the following schedule based on his Years of Service at his termination date:

                                            Vested           Forfeited
                  Years of Service        Percentage         Percentage
                  ----------------        ----------         ----------
                  Less than 3                 0%                100%
                  3 or more                  100%                0%"

     5.   By substituting the following for subsection 6.3(a)(i):

     "(i) Had no vested right to any amount in his Account (other than his Rollover Account or ESOP Transfer Account) prior to the Separation Period; and"

     6. By adding the phrase "for the calendar year in which excess Compensation Deferrals were made and for the period beginning on the first day of the next Plan Year and ending on the date of the distribution of the excess Compensation Deferrals" to the end of the parenthetical in the last sentence of subsection B-2(a).

     7. By adding the phrase "and for the period beginning on the first day of the next Plan Year and ending on the date of the distribution of the Excess Deferrals" to the end of the parenthetical in the penultimate sentence of subsection B-2(b).

     8. By adding the phrase "and for the period beginning on the first day of the next Plan Year and ending on the date of the distribution of excess" to the end of the fifth sentence of the last paragraph of Section B-3.

     9.   By adding the following paragraph to the end of Section B-3:

     "This Section B-3 will only apply to the Plan Years beginning prior to January 1, 2006 in which the provisions of Section B-8 were not applicable and in any Plan Year in which there are Participants in the Plan who do not meet the age and service conditions of Section 2.1(b) and the Committee disaggregates the Plan when calculating the Actual Deferral Percentage for Participants who have not satisfied the conditions to be eligible for Matching Contributions, provided the disaggregated `plans' meet the requirements of Code Section 410(b)."

     10. By deleting the text of Section B-4 and inserting in lieu thereof the word "[RESERVED]."

     11. By deleting the text of Section B-5 and inserting in lieu thereof the word "[RESERVED]."

     12. By changing the reference to "Supplement A" in the first sentence of Section B-6 to refer to "Supplement B."

     13. By substituting the following for the second sentence of the newly redesignated Section B-7:

     "All plans (within the meaning of Treasury Regulation Section 1.410(b)-7(a) and (b) after application of the mandatory disaggregation rules and permissive aggregation rules of those regulations) maintained by an Employer (under which compensation deferrals are made) that are treated as one plan for purposes of Code Sections 401(a)(4) and 410(b) and which use the safe harbor method to satisfy the nondiscrimination requirements of Code Sections 401(k) and 401(m) will be treated as one plan in accordance with Treasury Regulation Section 1.401(k)-1(b)(4) or 1.401(m)-1(b)(4) and such plans that are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) and which use the actual deferral percentage test or actual contribution percentage test to satisfy the nondiscrimination requirements of Code Sections 401(k) and 401(m) will be treated as one plan in accordance with Treasury Regulation Section 1.401(k)-1(b)(4) or 1.401(m)-1(b)(4)."

     14.  By substituting the following for Section B-8.

     "Section B-8 Safe Harbor Provisions. The Plan is treated as satisfying the Actual Deferral Percentage test under Code Section 401(k)(3)(A)(ii) and Treasury Regulation Section 1.401(k)-2(a) for the Plan Year, if the following conditions are met:

     (a) For the entire Plan Year the Employer contributes to the Plan a safe harbor Matching Contribution which is allocated and credited to the Matching Contribution Accounts of all Participants in the amount provided for in Section 5.5;

     (b) Safe harbor Matching Contributions contributed on behalf of Participants are nonforfeitable within the meaning of Treasury Regulation
     Section 1.401(k)-1(c);

     (c) Safe harbor Matching Contributions contributed on behalf of Participants are subject to the withdrawal restrictions of Code Section 401(k)(2)(B) and Treasury Regulation Section 1.401(k)-1(d); and

     (d) Each Participant for the Plan Year receives a written notice that satisfies the following requirements:

          (i) The notice is sufficiently accurate and comprehensive to inform the Participant of the Participant's rights and obligations under the Plan;

          (ii) The notice is written in a manner calculated to be understood by the average Participant; and

          (iii) At least 30 days (and no more than 90 days) before the beginning of each Plan Year (or prior to a Participant's Entry Date, if later), the notice is given to Participants for that Plan Year specifically stating that the Employer will make a safe harbor Matching Contribution for the Plan Year.

     For purposes of subsection (d), the notice is considered sufficiently accurate and comprehensive if the notice accurately describes (i) the safe harbor Matching Contribution formula including the fully vested nature of such contributions, (ii) any other contributions under the Plan and the conditions under which such contributions are made, (iii) the type and amount of compensation that may be deferred under the Plan, (iv) how to elect to make Compensation Deferral Contributions and Catch Up Contributions under the Plan, (v) the periods available under the Plan for making Compensation Deferral Contributions and Catch Up Contributions, (vi) withdrawal and vesting provisions applicable to all contributions under the Plan and (vii) contact information for Participants to obtain additional information about the Plan. The Plan will satisfy the content requirement for the notice without providing the information in (ii) and (iii) above provided that the notice cross-references relevant portions of a summary plan description previously or currently provided to the Participant.

     The Committee has determined to use the rules of Code Section 410(b)(4)(B) to treat the Plan as separate plans for purposes of the coverage requirements of Code Section 410(b) and will apply the safe harbor requirements of this Section to the `plan' covering Participants who have met the age and service requirements of subsection 2.1(b) and will apply the rules of Section B-3 to the `plan' covering Participants who have not met the age and service requirements of subsection 2.1(b).

     The Plan is treated as satisfying the Contribution Percentage test under Code Section 401(m)(2) and Treasury Regulation Section 1.401(m)-2(a) with respect to Matching Contributions for the Plan Year if the Employer makes a safe harbor Matching Contribution described in Section 4.2 to the Plan for that Plan Year and meets the notice requirement of subsection (d) above."

     15. By inserting the word "directly" immediately preceding "rolled" and by deleting the words "or 403(b) plan or a Roth Individual Retirement Account" from the first sentence of Section F-7.

     16.  By deleting the words "Roth 403(b) account" from Section F-8.


IN WITNESS WHEREOF, the Corporation has caused this Sixth Amendment to be executed on its behalf this 22nd day of February, 2007, but effective as of January 1, 2006 unless otherwise indicated.

                                              MONROE BANCORP


                                              By:  /s/ Mark D. Bradford
                                                   ------------------------

                                              Title: President and CEO
                                                     ----------------------
ATTEST:


By: /s/ R. Scott Walters
    -----------------------

Title: Secretary
       --------------------